For Immediate Release

Contact:
Crescendo Communications, LLC
David Waldman, Vivian Huo or Klea Theoharis
Tel: (212) 671-1020
E-mail: cgre@crescendo-ir.com

China Green Energy Industries Reports Results for the First Quarter of 2011

Reaffirms Prior 2011 Guidance of $14 Million Net Income
or $0.60 per Diluted Share

Jiangsu, China – May__, 2011–China Green Energy Industries, Inc., (OTCBB:CGRE) a leading manufacturer and distributor of high tech and environmentally friendly consumer products today announced financial results for the first quarter ended March 31, 2011.

Mr. Jianliang Shi, Chairman and Chief Executive Officer commented, “Our revenue and net income for the first quarter of 2011 were impacted by several factors. Foremost among these, we reallocated workers from our cable and refrigerator businesses to our LEV factory in anticipation of increased production requirements associated with our acquisition of the NICONIA LEV brand and its retail sales network. The acquisition has progressed seamlessly and we have experienced a sharp increase in LEV sales beginning in the second quarter. Moreover, we have since resolved the worker shortage within our cable and refrigerator business lines and expect both of these businesses to resume normal sales levels in the second quarter. As a result, we remain confident in achieving our prior guidance of $14 million net income, or $.60 per diluted share, which would represent more than a 240% increase in net income from $4.1 million in 2010.”

"We are encouraged by the progress of our recent acquisition of the NICONIA brand of LEVs and its sales network of 350 retail stores. We project that our combined LEV business unit will achieve sales in excess of $45 million in 2011 and we believe we can maintain organic growth in excess of 50% annually. Our ability to rapidly launch new products, coupled with our established sales and distribution network, should enable us to continue our strong organic growth. Moreover, we have built a solid infrastructure that should enable us to achieve significant operating efficiency and generate meaningful value for shareholders in 2011 and for years to come.”

Revenue for the first quarter ended March 31, 2011 decreased to $3.27 million compared to $5.16 million for the same period the previous year. Gross profit for the three months ended March 31, 2011 was $0.57 million compared to $1.49 million for the same period in 2010. Operating loss for the three months ended March 31, 2011 was $0.33 million compared to $1.01 million for the same period the previous year. Net loss for the three months ended March 31, 2011 was $0.32 million, or $0.01 per diluted share, compared to $0.76 million, or $0.04 per diluted share, for the same period the previous year.

About China Green Energy Industries

China Green Energy Industries is a leading manufacturer and distributor of high tech and environmentally-friendly consumer products. The company has three main product lines: light weight electric vehicles (LEV), cryogen-free refrigerators, and network/HDMI cables. It has well-established sales channels in China, with significant exports to Europe. China Green Energy Industries manufactures and distributes its own products under the brand name "Best," and also sells its product under private label to leading OEMs and Fortune 500 companies such as Wal-Mart, Carrefour, Home Depot, Ford, Pepsi, Coca-Cola, Carlsberg, Disney, etc. Additional information about the company is available at: www.chinagei.com.

This press release may contain statements that constitute “forward looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. The words “may,” “will,” “expect,” “anticipate,” “continue,” “estimate,” “project,” “intend,” and similar expressions are intended to identify forward-looking statements. These statements appear in a number of places in this document and include statements regarding the intent, belief or expectation of the company, its directors or its officers with respect to events, conditions, and financial trends that may affect future plans of operations, business strategy, operating results, and financial position. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties and that actual results may differ materially from those included within the forward-looking statements as a result of various factors. These risks and uncertainties include, but are not limited to, the factors mentioned in the “Risk Factors” section of the company‘s Current Report on Form 8-K filed on June 11, 2010, and other risks mentioned in this press release or in our other reports filed with the Securities and Exchange Commission (the “SEC”) since the filing date of the Registration Statement. Although these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect the company‘s current judgment regarding the direction of the business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by law, the company undertakes no responsibility or obligation to update publicly these forward-looking statements, but may do so in the future in written or oral statements.

(Tables follow)

China Green Energy Industries, Inc.
(Formerly TradeOn, Inc.)
Consolidated Balance Sheets
As of March 31, 2011 and December 31 2010

	As of	As of
	March 31,	December 31,
	2011	2010
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$378,745	$1,080,787
Restricted cash - Note 3	6,696,800	3,408,750
Trade accounts receivables, net - Note 4	10,274,613	11,537,053
Other receivables, prepayments and deposits - Note 5	1,470,527	638,553
Inventories, net - Note 6	4,678,446	2,733,369
Loans to third parties - Note 7	3,348,400	3,333,000
Loans to a related party - Note 8	3,173,986	3,159,388
Amounts due from related parties - Note 9	2,569,838	1,461,156
Deferred tax asset	113,524	113,002

Total current assets	32,704,879	27,465,058
Long-term equity investment - Note 10	166,405	165,640
Property, plant and equipment, net - Note 11	7,052,836	6,875,566
Intangible Assets – Note 12	3,044,000	-
Land use rights - Note 13	1,036,795	1,037,606
Deferred tax asset	124,032	123,462

TOTAL ASSETS	$44,128,947	$35,667,332

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Current liabilities
Trade accounts payable	$10,678,048	$9,152,372
Bills payable - Note 3	13,393,600	6,817,500
Other payables and accrued charges - Note 14	1,985,345	2,857,780
Income tax payable	2,206,135	2,241,102
Short-term bank loans - Note 15	10,489,624	8,926,380

Total current liabilities	38,752,752	29,955,134

TOTAL LIABILITIES	38,752,752	29,955,134

COMMITMENTS AND CONTINGENCIES - Note 17

STOCKHOLDERS’ EQUITY
Preferred stock : par value $0.01 per share Authorized 50,000,000 shares; none issued and outstanding	-	-
Common stock : par value $0.0001 per share Authorized 100,000,000 shares; issued and outstanding 23,529,411 shares	2,352	2,352
Additional paid-in capital	1,309,175	1,309,175
Accumulated other comprehensive income	246,579	220,954
Retained earnings	3,818,089	4,139,717

TOTAL STOCKHOLDERS’ EQUITY	5,376,195	5,672,198
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$44,128,947	$35,667,332

China Green Energy Industries, Inc.
(Formerly TradeOn, Inc.)
Consolidated Statements of Income and Comprehensive Income
For the three months ended March 31, 2011 and 2010

	Three months ended March 31,
	(Unaudited)
	2011	2010
Revenues	$3,274,251	$5,161,498
Cost of revenues	(2,707,050)	(3,670,214)
Gross profit	567,201	1,491,284
Operating expenses:
General and administrative expenses	(673,905)	(306,192)
Selling expenses	(220,068)	(173,641)
	(893,973)	(479,833)
Profit/(loss) from operations	(326,772)	1,011,451
Interest income	111,275	49,255
Other income	48,313	33,095
Finance costs	(154,444)	(94,548)
Profit/(loss) before income taxes	(321,628)	999,253
Income taxes - Note 16	-	(240,579)
Net profit/(loss)	$(321,628)	$758,674
Other comprehensive income (loss)
Foreign currency translation adjustments	25,625	72
Total comprehensive income	$(296,003)	$758,746
Earnings per share
- Basic	$(0.01)	$0.04
- Diluted	$(0.01)	$0.04
Weighted average number of shares outstanding
- Basic	23,529,411	20,734,531
- Diluted	23,529,411	20,734,531

China Green Energy Industries, Inc.
(Formerly TradeOn, Inc.)
Condensed Consolidated Statements of Cash Flows
For the three months ended March 31, 2011 and 2010

	Three months ended
	March 31,
	(Unaudited)
	2011	2010

Cash flows from operating activities
Net income/(loss)	$(321,628)	$758,674
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	181,057	85,688
Recovery of doubtful accounts	(25,731)	-
Changes in operating assets and liabilities:
Trade accounts receivables	1,338,020	(869,871)
Other receivables, prepayments and deposits	(826,844)	(528,973)
Inventories	(1,927,370)	(47,357)
Amounts due from related parties	(1,099,035)	(143,610)
Trade accounts payables	(38,511)	(331,700)
Other payables and accrued charges	(883,041)	(62,728)
Income tax payable	(45,202)	234,727
Amount due to a related party	-	80,456

Net cash flows from operating activities	(3,648,285)	(824,694)

Cash flows from investing activities
Payments to acquire property, plant and equipment	(1,838,535)	(281,995)
Loans to third parties	-	(1,588,381)
Decrease (increase) in restricted cash	(3,263,700)	146,284

Net cash flows used in investing activities	(5,102,285)	(1,724,092)

Cash flows from financing activities
Net proceeds from short-term bank loans	1,518,000	2,311,283
Increase in bills payable	6,527,400	468,108

Net cash flows from financing activities	8,045,400	2,779,391

Effect of foreign currency translation on cash and cash equivalents	3,128	122

Net increase in cash and cash equivalents	(702,042)	230,727

Cash and cash equivalents - beginning of period	1,080,787	757,742

Cash and cash equivalents - end of period	$378,745	$988,469

Supplemental disclosures for cash flow information
Interest paid	$154,444	$94,548
Income taxes paid	-	$5,851